Exhibit 99.1

Contacts:	Deborah Wiltshire Public Relations 650-385-5360 dwiltshire@informatica.com	Stephanie Wakefield Sr. Director, Investor Relations 650-385-5261 swakefield@informatica.com
INFORMATICA REPORTS RECORD REVENUES OF $96.0 MILLION
AND 22 PERCENT LICENSE REVENUE GROWTH
REDWOOD CITY, Calif., October 18, 2007 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the third quarter ended September 30, 2007.
          Revenues for the third quarter of 2007 were $96.0 million, up 22 percent from the $78.9 million recorded in the third quarter of 2006. License revenues for the third quarter were $41.0 million, up 22 percent from the $33.6 million recorded in the third quarter of 2006. Net income for the third quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $14.4 million or $0.15 per diluted share, up more than 50 percent from net income of $9.4 million or $0.10 per diluted share in the third quarter of 2006. For the three months ended September 30, 2007, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes.
          Non-GAAP net income for the third quarter of 2007 was $18.8 million or $0.19 per diluted share, up more than 18 percent from $14.8 million or $0.16 per diluted share in the third quarter of 2006. Non-GAAP net income excludes charges related to purchased in-process research and development, share-based compensation, facilities restructurings, and the amortization of acquired technology and intangible assets. A reconciliation of GAAP operating results and non-GAAP results is included below.
          For the nine-month period ended September 30, 2007, revenues were $277.4 million, an increase of 19 percent from the $232.8 million recorded for the first nine months of 2006. License revenues for the first nine months of 2006 were $120.4 million, up 17 percent from $103.2 million in the first nine months of 2006. GAAP net income for the first nine months of 2007 was $34.0 million or $0.36 per diluted share, up more than 50 percent from $22.3 million or $0.24 per diluted share in the first nine months of 2006. Non-GAAP net income for the first nine months of 2007 was $48.8 million or $0.50 per diluted share, up more than 21 percent from $39.0 million or $0.41 per diluted share in the first nine months of 2006. For the nine months ended September 30, 2007, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $3.3 million of interest and convertible notes issuance cost amortization, net of income taxes.
          “Record third quarter revenues in all major geographic regions are clear evidence of our team’s discipline of execution,” said Sohaib Abbasi, chairman and chief executive officer of Informatica.  “Continual product innovations have notably advanced our competitive position and further expanded our opportunities beyond our traditional market.”
Significant milestones achieved since July include:
•	Signed repeat business with 194 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Banco Santander Brasil, Credit Suisse, DaimlerChrysler, Deutsche Börse Systems, FedEx Freight System, Globe Telecom, Landesbank Hessen-Thüringen, PayPal, Paramount Pictures Corporation, and the US Department of Education.

•	Signed 53 new customers. Informatica increased its customer base this quarter to 2,909 companies. New customers include Cascade Corporation, China UnionPay, China International Marine Containers, Leapfrog Online Customer Acquisition, Pennsylvania Department of Transportation, Rand Merchant Bank, Sonic Corporation, Temasek Holdings, Tiger Brands, and the US Department of Labor.

•	Announced Worldwide Partner Agreement with Cognos. Cognos will OEM Informatica data quality software in conjunction with its performance management solutions. The companies also announced they will expand their go-to-market cooperation in the field for data integration to provide complete best-of-breed solutions.

•	Announced Informatica Data Quality Assessment for Salesforce. Informatica announced its newest addition to Informatica On Demand services, Informatica Data Quality Assessment for salesforce.com, which delivers dynamic scorecards on the quality of data in salesforce.com implementations.

•	Announced Informatica Integration Pack for Salesforce. The Integration Pack is a limited-use, subscription-based suite of Informatica products that enables integration between salesforce.com and on-premise applications, databases and files.

•	Positioned in the Leaders Quadrant in the Gartner Data Integration Tools Magic Quadrant. According to Gartner, “Leaders have significant mind share in the market, and resources skilled with their tools are readily available. These vendors establish market trends, to a large degree, by providing new functional capabilities in their products, and by identifying new types of business problems where data integration tools can bring significant value.”

•	Earned top rank in TNS Custom Research Data Integration Software survey. Informatica data integration products ranked first in quality overall, and the company was a top performer in customer satisfaction in the 2007 TNS Custom Research, Inc. Data Integration Software survey.
Conference Call and Webcast
          Informatica will be discussing its third quarter 2007 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 87540996.
About Informatica
Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,900 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP to Non-GAAP Results
(in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
GAAP Net income	$14,446	$9,384	$33,996	$22,281

Plus:
Amortization of acquired technology	726	549	2,175	1,545
Amortization of intangible assets	361	162	1,079	454
Facilities restructuring charges	1,003	1,108	3,078	3,386
Purchased in-process research and development	—	—	—	1,340
Share-based payments	3,753	3,596	11,671	10,016
Tax benefit for amortization of intangible assets and restructuring charges	(815)	—	(815)	—
Tax benefit of share-based payments	(676)	—	(2,375)	—

Non-GAAP Net income	$18,798	$14,799	$48,809	$39,022

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Diluted net income per share: *
Diluted GAAP Net income per share	$0.15	$0.10	$0.36	$0.24

Plus:
Amortization of acquired technology	0.01	0.01	0.02	0.02
Amortization of intangible assets	—	—	0.01	—
Facilities restructuring charges	0.01	0.01	0.03	0.03
Purchased in-process research and development	—	—	—	0.01
Share-based payments	0.04	0.04	0.11	0.11
Tax benefit for amortization of intangible assets and restructuring charges	(0.01)	—	(0.01)	—
Tax benefit of share-based payments	(0.01)	—	(0.02)	—

Diluted Non-GAAP Net income per share	$0.19	$0.16	$0.50	$0.41

Shares used in computing diluted GAAP Net income per share	103,151	92,412	102,912	93,326
Shares used in computing diluted Non-GAAP Net income per share	103,914	93,050	103,723	94,129

*	Diluted EPS is calculated under the “if converted” method for the three and nine months ended September 30, 2007. This includes the add-back of $1.1 and $3.3 million of interest and convertible notes issuance cost amortization, net of income taxes for the above periods, respectively.
Non-GAAP Financial Information
          To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP in the U.S.
Safe Harbor
This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market, and efforts being conducted with strategic partners. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; and (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007, which are on file with the SEC and are available on Informatica’s investor relations website at http://www.informatica.com/. All information provided in this release is as of October 18, 2007 and Informatica undertakes no duty to update this information.
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Note: Informatica, Informatica On Demand and Informatica Data Quality Assessment are registered trademarks or trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
License	$40,990	$33,578	$120,390	$103,233
Service	55,013	45,352	156,989	129,564

Total revenues	96,003	78,930	277,379	232,797

Cost of revenues:
License	770	898	2,518	3,814
Service	17,169	14,162	50,428	42,346
Amortization of acquired technology	726	549	2,175	1,545

Total cost of revenues	18,665	15,609	55,121	47,705

Gross profit	77,338	63,321	222,258	185,092

Operating expenses:
Research and development	17,195	13,826	52,168	41,069
Sales and marketing	38,410	33,825	112,624	100,790
General and administrative	9,025	6,997	25,884	20,575
Amortization of intangible assets	361	162	1,079	454
Facilities restructuring charges	1,003	1,108	3,078	3,386
Purchased in-process research and development	—	—	—	1,340

Total operating expenses	65,994	55,918	194,833	167,614

Income from operations	11,344	7,403	27,425	17,478
Interest income and other, net	3,811	3,244	10,327	8,640

Income before provision for income taxes	15,155	10,647	37,752	26,118
Provision for income taxes	709	1,263	3,756	3,837

Net income	$14,446	$9,384	$33,996	$22,281

Basic net income per common share	$0.17	$0.11	$0.39	$0.26

Diluted net income per common share (1)	$0.15	$0.10	$0.36	$0.24

Shares used in computing basic net income per common share	87,428	86,187	87,062	86,500

Shares used in computing diluted net income per common share	103,151	92,412	102,912	93,326

(1)	Diluted EPS is calculated under the “if converted” method for the three and nine months ended September 30, 2007. This includes the add-back of $1.1 and $3.3 million of interest and convertible notes issuance cost amortization, net of income taxes for the above periods, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$150,107	$120,491
Short-term investments	297,865	280,149
Accounts receivable, net of allowances of $1,367 and $1,666	56,468	65,407
Deferred tax assets	6,476	—
Prepaid expenses and other current assets	14,866	10,424

Total current assets	525,782	476,471

Restricted cash	12,123	12,016
Property and equipment, net	11,050	14,368
Goodwill and intangible assets, net	181,077	187,317
Long-term deferred tax assets, net	4,145	—
Other assets	6,211	6,593

Total assets	$740,388	$696,765

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$49,794	$62,400
Accrued facilities restructuring charges	18,628	18,758
Deferred revenues	90,977	85,364

Total current liabilities	159,399	166,522

Convertible senior notes	230,000	230,000
Accrued facilities restructuring charges, less current portion	57,052	65,052
Long-term deferred revenues	7,272	7,035
Long-term deferred tax liabilities	—	993
Long-term income taxes payable	4,445	—

Stockholders’ equity	282,220	227,163

Total liabilities and stockholders’ equity	$740,388	$696,765

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30,
	2007	2006
Operating activities:
Net income	$33,996	$22,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,983	7,496
Share-based payments	11,671	10,016
Excess tax benefits from share-based payments	(4,130)	—
Amortization of intangible assets and acquired technology	3,254	2,623
Impairment of property and equipment, net	—	1,035
Allowance (recovery) for doubtful accounts and sales returns allowances	74	(33)
Purchased in-process research and development	—	1,340
Non-cash facilities restructuring charges	3,078	3,386
Changes in operating assets and liabilities:
Accounts receivable	9,270	4,609
Deferred tax assets, net	(11,614)	—
Prepaid expenses and other assets	(1,913)	(1,055)
Accounts payable and other current liabilities	(6,717)	(7,510)
Income taxes payable	3,075	712
Accrued facilities restructuring charges	(11,086)	(10,223)
Deferred revenues	5,850	5,711

Net cash provided by operating activities	42,791	40,388

Investing activities:
Purchases of property and equipment	(4,389)	(2,483)
Purchases of investments	(316,971)	(383,558)
Maturities and sales of investments	299,636	259,398
Business acquisitions, net of cash acquired	—	(46,720)

Net cash used in investing activities	(21,724)	(173,363)

Financing activities:
Net proceeds from issuance of common stock	22,430	22,962
Repurchases and retirement of common stock	(20,628)	(66,932)
Excess tax benefits from share-based payments	4,130	—
Issuance of convertible senior notes	—	230,000
Payment of issuance costs on convertible senior notes	—	(6,242)

Net cash provided by financing activities	5,932	179,788

Effect of foreign exchange rate changes on cash and cash equivalents	2,617	835

Net increase in cash and cash equivalents	29,616	47,648
Cash and cash equivalents at beginning of period	120,491	76,545

Cash and cash equivalents at end of period	$150,107	$124,193